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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1998 Incentive and Nonqualified Stock Option Plan, 1992 Stock Option Plan and 1998 Employee Stock Option Purchase Plan of Implant Sciences Corporation and to the incorporation by reference therein of our report dated August 6, 1999, with respect to the financial statements of Implant Sciences Corporation included in its Annual Report (Form 10-KSB) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                             Ernst & Young LLP




Boston, Massachusetts
August 1, 2000